Exhibit 99.1

Contact: Stephen Purtell Senior Vice President Corporate Communications, Investor Relations and Treasurer +1-972-595-5180 investors@sftp.com

Six Flags Announces First Quarter 2022 Performance

ARLINGTON, Texas — May 12, 2022 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company and the largest operator of waterparks in North America, today reported first quarter 2022 financial results.

“Six Flags has been quickly executing to improve the guest experience, improving ride throughput by increasing ride uptime and implementing single rider lanes on busy days; improving staffing and training of our team members; upgrading our park appearance, including our front gates, restrooms and restaurants; providing better food quality; and offering more guest amenities such as benches, shade structures, and children’s areas,” said Selim Bassoul, President and CEO. “We have reoriented our culture to prioritize the guest in everything we do, and we fundamentally believe this will drive significant and sustainable long-term earnings growth.”

First Quarter 2022 Results

	Three Months Ended
(Amounts in millions, except per share data)	April 3, 2022	April 4, 2021	% Change vs. 2021
Total revenue	$138	$82	68%
Net loss attributable to Six Flags Entertainment	$(66)	$(96)	N/M
Loss per share, diluted	$(0.76)	$(1.12)	N/M
Adjusted EBITDA (1)	$(16)	$(46)	N/M
Attendance	1.7	1.3	25%
Total guest spending per capita	$75.46	$56.16	34%
Admissions spending per capita	$43.28	$32.95	31%
In-park spending per capita	$32.18	$23.21	39%

Total revenue for first quarter 2022 increased $56 million, or 68%, compared to first quarter 2021, driven by higher attendance and guest spending per capita. The increase in attendance was driven by increased operating days the quarter compared to the prior year period, which was negatively impacted by pandemic-related closures and operating restrictions. The increase in operating days was offset by a visitation shift of approximately 200 thousand guests from the first quarter to the second quarter 2022 due to the later timing of the Easter holiday, which caused some schools to schedule spring-break vacations in the second quarter of 2022 versus the first quarter in 2021. In addition, there were three additional days included in first quarter 2021 compared to first quarter 2022 due to adoption of a fiscal reporting calendar in the quarter commencing January 1, 2021, which accounted for 89 thousand additional guests in first quarter 2021.2

The $19.30 increase in guest spending per capita compared to first quarter 2021 was driven by a $10.33 increase in Admissions spending per capita and a $8.97 increase in In-park spending per capita. The increase in Admissions spending per capita was primarily driven by higher realized ticket pricing and revenue from memberships beyond the initial 12-month commitment period—in first quarter 2021, the company did not recognize membership revenue from members whose home park was closed due to the pandemic. The higher In-park spending reflects the company’s in-park pricing initiatives and positive consumer spending trends.

Since most of the parks are not scheduled to be open during the first quarter, the company had a net loss of $66 million in first quarter 2022. The loss per share was $(0.76) compared to a loss per share of ($1.12) in first quarter

2021. Adjusted EBITDA was a loss of $16 million, an improvement of $30 million compared to first quarter 2021, reflecting higher revenue and improved margins.

In first quarter 2022, the company invested $29 million in new capital, net of insurance recoveries. Net debt as of April 3, 2022, calculated as total reported debt of $2,631 million less cash and cash equivalents of $252 million, was $2,379 million. Deferred revenue was $185 million as of April 3, 2022, a decrease of $60 million, or 25%, from April 4, 2021. The decrease was primarily due to the deferral of revenue in the prior year period from guests whose benefits were extended from 2020 into 2021 due to the pandemic.

Conference Call

At 7:00 a.m. Central Time today, May 12, 2022, the company will host a conference call to discuss its first quarter 2022 financial performance. The call is accessible through either the Six Flags Investor Relations website at investors.sixflags.com or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 outside the United States and requesting the Six Flags earnings call or conference ID 3749243. A replay of the call will be available through May 26, 2022 on the company’s investor relations site https://investors.sixflags.com.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 27 parks across the United States, Mexico and Canada. For 60 years, Six Flags has entertained hundreds of millions of guests with world-class coasters, themed rides, thrilling waterparks and unique attractions. Six Flags is committed to creating an inclusive environment that fully embraces the diversity of our team members and guests. For more information, visit www.sixflags.com

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) the effect, impact, potential duration or other implications of the COVID-19 pandemic or virus variants, and any expectations we may have with respect thereto including the continuing efficacy of the COVID-19 vaccines, (ii) the adequacy of our cash flows from operations, available cash and available amounts under our credit facilities to meet our liquidity needs, including in the event of a prolonged closure of one or more of our parks, (iii) our ability to significantly improve our financial performance and the guest experience, (iv) expectations regarding consumer demand for regional, outdoor, out-of-home entertainment, including for our parks, and (v) expectations regarding our annual income tax liability and the availability and effect of net operating loss carryforwards and other tax benefits.

Forward-looking statements include all statements that are not historical facts and often use words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "may," "should," "could" and variations of such words or similar expressions. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors impacting attendance, such as local conditions, natural disasters, contagious diseases, including COVID-19, or the perceived threat of contagious diseases, events, disturbances and terrorist activities; regulations and guidance of federal, state and local governments and health officials regarding the response to COVID-19, including with respect to business operations, safety protocols and public gatherings; political or military events; recall of food, toys and other retail products sold at our parks; accidents or incidents involving the safety of guests and employees, or contagious disease outbreaks occurring at our parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and our financial performance targets; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions, including our ability to access credit or raise capital; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks, waterparks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks; and other factors could cause actual results to differ materially from the company’s expectations, including the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (the “SEC”). Although we believe that the expectations reflected in such forward-looking statements are reasonable, we make no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, and our other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.

Footnotes

(1)	See the following financial statements and Note 4 to those financial statements for a discussion of Adjusted EBITDA (a non-GAAP financial measure) and its reconciliation to net income (loss).
(2)	Comparable periods are January 1 through April 4, 2021, compared to January 3 through April 3, 2022, resulting in three additional days from January 1 through January 3 in 2021.

Statement of Operations Data (1)

	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	April 3, 2022	April 4, 2021	April 3, 2022	April 4, 2021
Park admissions	$72,987	$44,334	$824,302	$187,174
Park food, merchandise and other	54,269	31,224	678,496	127,724
Sponsorship, international agreements and accommodations	10,851	6,466	50,190	21,198
Total revenues	138,107	82,024	1,552,988	336,096
Operating expenses (excluding depreciation and amortization shown separately below)	109,944	92,643	664,033	376,505
Selling, general and administrative expenses (excluding depreciation, amortization, and stock-based compensation shown separately below)	35,107	29,489	196,008	125,344
Costs of products sold	10,115	7,215	128,628	33,574
Other net periodic pension benefit	(1,451)	(1,643)	(5,655)	(5,837)
Depreciation	29,043	28,827	114,628	117,923
Amortization	6	6	22	419
Stock-based compensation	4,225	6,637	19,050	21,887
(Gain) loss on disposal of assets	(2,100)	520	9,517	8,329
Interest expense, net	37,530	38,420	151,546	165,986
Loss on debt extinguishment	—	—	—	5,087
Other expense, net	463	7,619	10,966	31,052
(Loss) income before income taxes	(84,775)	(127,709)	264,245	(544,173)
Income tax (benefit) expense	(19,113)	(31,870)	62,379	(150,788)
Net (loss) income	(65,662)	(95,839)	201,866	(393,385)
Less: Net income attributable to noncontrolling interests	—	—	(41,766)	(41,288)
Net (loss) income attributable to Six Flags Entertainment Corporation	$(65,662)	$(95,839)	$160,100	$(434,673)

Weighted-average common shares outstanding:
Basic:	86,197	85,209	85,958	84,940
Diluted:	86,197	85,209	86,913	84,940

Net (loss) income per average common share outstanding:
Basic:	$(0.76)	$(1.12)	$1.86	$(5.12)
Diluted:	$(0.76)	$(1.12)	$1.84	$(5.12)

	As of
	April 3, 2022	January 2, 2022	April 4, 2021
(Amounts in thousands, except share data)	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$252,203	$335,585	$62,905
Accounts receivable, net	86,461	97,722	46,420
Inventories	39,161	27,273	39,057
Prepaid expenses and other current assets	55,454	55,455	69,166
Total current assets	433,279	516,035	217,548
Property and equipment, net:
Property and equipment, at cost	2,528,135	2,501,829	2,427,318
Accumulated depreciation	(1,280,969)	(1,250,902)	(1,182,641)
Total property and equipment, net	1,247,166	1,250,927	1,244,677
Other assets:
Right-of-use operating leases, net	184,643	186,754	194,768
Debt issuance costs	4,365	4,899	6,501
Deposits and other assets	10,779	6,170	6,661
Goodwill	659,618	659,618	659,618
Intangible assets, net of accumulated amortization of $266, $261 and $244 as of April 3, 2022, January 2, 2022 and April 4, 2021, respectively	344,182	344,187	344,192
Total other assets	1,203,587	1,201,628	1,211,740
Total assets	$2,884,032	$2,968,590	$2,673,965

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$65,652	$38,251	$31,771
Accrued compensation, payroll taxes and benefits	22,444	51,473	25,674
Accrued insurance reserves	32,423	32,182	27,568
Accrued interest payable	33,217	50,554	33,290
Other accrued liabilities	94,052	101,790	91,848
Deferred revenue	185,094	177,831	245,310
Short-term lease liabilities	11,383	11,158	10,547
Total current liabilities	444,265	463,239	466,008
Noncurrent liabilities:
Long-term debt	2,631,246	2,629,524	2,624,361
Long-term lease liabilities	180,464	178,200	190,362
Other long-term liabilities	10,502	9,469	35,337
Deferred income taxes	133,264	148,291	70,985
Total noncurrent liabilities	2,955,476	2,965,484	2,921,045
Total liabilities	3,399,741	3,428,723	3,387,053

Redeemable noncontrolling interests	522,067	522,067	523,376

Stockholders' deficit:
Preferred stock, $1.00 par value	—	—	—
Common stock, $0.025 par value, 280,000,000 shares authorized; 86,248,545, 86,162,879 and 85,369,434 shares issued and outstanding at April 3, 2022, January 2, 2022 and April 4, 2021, respectively	2,156	2,154	2,134
Capital in excess of par value	1,124,603	1,120,084	1,104,904
Accumulated deficit	(2,088,913)	(2,023,251)	(2,249,207)
Accumulated other comprehensive loss, net of tax	(75,622)	(81,187)	(94,295)
Total stockholders' deficit	(1,037,776)	(982,200)	(1,236,464)
Total liabilities and stockholders' deficit	$2,884,032	$2,968,590	$2,673,965

	Three Months Ended
(Amounts in thousands)	April 3, 2022	April 4, 2021
Cash flows from operating activities:
Net loss	$(65,662)	$(95,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,049	28,833
Stock-based compensation	4,225	6,637
Interest accretion on notes payable	278	277
Loss on debt extinguishment	—	—
Amortization of debt issuance costs	1,978	1,978
Other, including loss (gain) on disposal of assets	3,120	(931)
Change in accounts receivable	11,535	(9,897)
Change in inventories, prepaid expenses and other current assets	(11,512)	3,907
Change in deposits and other assets	(4,600)	436
Change in ROU operating leases	2,585	2,113
Change in accounts payable, deferred revenue, accrued liabilities and other long-term liabilities	6,815	42,146
Change in operating lease liabilities	2,161	(1,182)
Change in accrued interest payable	(17,337)	(26,894)
Deferred income taxes	(18,347)	(31,982)
Net cash used in operating activities	(55,712)	(80,398)

Cash flows from investing activities:
Additions to property and equipment	(32,071)	(23,133)
Property insurance recoveries	3,081	—
Proceeds from sale of assets	—	33
Net cash used in investing activities	(28,990)	(23,100)

Cash flows from financing activities:
Repayment of borrowings	—	(2,000)
Proceeds from borrowings	—	2,000
Payment of cash dividends	(14)	(201)
Proceeds from issuance of common stock	299	9,078
Reduction in finance lease liability	(201)	(76)
Stock repurchases	(3)	(3)
Net cash provided by financing activities	81	8,798

Effect of exchange rate on cash	1,239	(155)

Net change in cash and cash equivalents	(83,382)	(94,855)
Cash and cash equivalents at beginning of period	335,585	157,760
Cash and cash equivalents at end of period	$252,203	$62,905

Supplemental cash flow information
Cash paid for interest	$52,157	$63,937
Cash paid for income taxes (6)	$885	$268

Definition and Reconciliation of Non-GAAP Financial Measures

We prepare our financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In our press release, we make reference to non-GAAP financial measures including Modified EBITDA, Adjusted EBITDA and Adjusted EBITDA minus capex. The definition for each of these non-GAAP financial measures is set forth below in the notes to the reconciliation tables. We believe that these non-GAAP financial measures provide important and useful information for investors to facilitate a comparison of our operating performance on a consistent basis from period to period and make it easier to compare our results with those of other companies in our industry. We use these measures for internal planning and forecasting purposes, to evaluate ongoing operations and our performance generally, and in our annual and long-term incentive plans. By providing these measures, we provide our investors with the ability to review our performance in the same manner as our management.

However, because these non-GAAP financial measures are not determined in accordance with GAAP, they are susceptible to varying calculations, and not all companies calculate these measures in the same manner. As a result, these non-GAAP financial measures as presented may not be directly comparable to a similarly titled non-GAAP financial measure presented by another company. These non-GAAP financial measures are presented as supplemental information and not as alternatives to any GAAP financial measures. When reviewing a non-GAAP financial measure, we encourage our investors to fully review and consider the related reconciliation as detailed below.

The following tables set forth a reconciliation of net (loss) income to Adjusted EBITDA for the three-month periods and twelve-month periods ended April 3, 2022 and April 4, 2021:

	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	April 3, 2022	April 4, 2021	April 3, 2022	April 4, 2021
Net (loss) income	$(65,662)	$(95,839)	$201,866	$(393,385)
Income tax expense (benefit)	(19,113)	(31,870)	62,379	(150,788)
Other expense, net (2)	463	7,619	10,966	31,052
Loss on debt extinguishment	—	—	—	5,087
Interest expense, net	37,530	38,420	151,546	165,986
(Gain) loss on disposal of assets	(2,100)	520	9,517	8,329
Amortization	6	6	22	419
Depreciation	29,043	28,827	114,628	117,923
Stock-based compensation	4,225	6,637	19,050	21,887
Modified EBITDA (3)	(15,608)	(45,680)	569,974	(193,490)
Third party interest in EBITDA of certain operations (4)	—	—	(41,766)	(41,288)
Adjusted EBITDA (3)	$(15,608)	$(45,680)	$528,208	$(234,778)
Capital expenditures, net of property insurance recovery (5)	(28,990)	(23,133)	(127,599)	(23,133)
Adjusted EBITDA minus capex (3)	$(44,598)	$(68,813)	$400,609	$(257,911)

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.
(2)	Amounts recorded as “Other expense, net” include certain non-recurring costs incurred in conjunction with changes made to our organizational structure in December 2021 and the transformation plan initiated in early 2020.
(3)	“Modified EBITDA,” a non-GAAP measure, is defined as our consolidated income (loss) from continuing operations: excluding the following: the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. Modified EBITDA, as defined herein, may differ from similarly titled measures presented by other companies. Management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. We believe that Modified EBITDA provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, makes it easier to compare our results with those of other companies in our industry as it most closely ties our performance to that of our competitors from a park-level perspective and allows investors to review performance in the same manner as our management.

"Adjusted EBITDA," a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Modified EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta and Six Flags Over Texas). Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in our secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to us in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and management use Adjusted EBITDA to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA. We believe that Adjusted EBITDA is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.

“Adjusted EBITDA minus capex,” a non-GAAP measure, is defined as Adjusted EBITDA minus capital expenditures, net of property insurance recoveries. Adjusted EBITDA minus capex as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and managed use Adjusted EBITDA minus capex to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA minus capex. We believe that Adjusted EBITDA minus capex is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. Adjusted EBITDA minus capex, as computer by us, may not be comparable to similar metrics used by other companies in our industry.

(4)	Represents interests of non-controlling interests in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas and Six Flags White Water Atlanta.
(5)	Capital expenditures, net of property insurance recovery (“capex”) represents cash spent on property, plant and equipment, net of property insurance recoveries.
(6)	Cash taxes represents statutory taxes paid, primarily driven by Mexico and state level obligations. Based on our current federal net operating loss carryforwards, we anticipate paying minimal federal income taxes in 2022 and do not anticipate becoming a full cash taxpayer until at least 2024.